Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2019 FOURTH QUARTER AND FULL YEAR RESULTS

Fourth Quarter Highlights from Continuing Operations:

•	Net sales up 7.7% to $237.8 million versus prior year

•	Aerospace operating income increased 7.9% to $45.0 million, or 18.9% of sales

•	Net earnings increased $18.5 million to $34.1 million

•	Diluted earnings per share rose $0.66 to $1.22, or $0.80 adjusted*

Full Year Highlights from Continuing Operations:

•	Net sales up 3.5% to $761.6 million versus prior year

•	Aerospace operating margin up 430 basis points to 17.1%, or 17.2% adjusted*

•	Diluted earnings per share $2.01, or $1.63 adjusted*

•	Record JPF deliveries of 41,429 units

•	Record order intake for specialty bearing and engineered products

BLOOMFIELD, Conn. (February 24, 2020) - Kaman Corp. (NYSE:KAMN) today reported financial results for the fourth fiscal quarter ended December 31, 2019.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	December 31, 2019	December 31, 2018	Change

Net sales from continuing operations	$237,792	$220,859	$16,933
Operating income from continuing operations:
Aerospace	$45,041	$41,748	$3,293
% of sales	18.9%	18.9%	—%
Loss on sale of business	(3,739)	(5,722)	1,983
Net gain (loss) on sale of assets	114	(528)	642
Corporate expense	(26,576)	(11,379)	(15,197)
Operating income from continuing operations	$14,840	$24,119	$(9,279)
Adjusted EBITDA*:
Earnings from continuing operations	$34,105	$15,632	$18,473
Adjustments	2,641	26,098	(23,457)
Adjusted EBITDA*	$36,746	$41,730	$(4,984)
% of sales	15.5%	18.9%	(3.4)%
Earnings per share:
Diluted earnings per share from continuing operations	$1.22	$0.56	$0.66
Adjustments	(0.42)	0.33	(0.75)
Adjusted diluted earnings per share from continuing operations*	$0.80	$0.89	$(0.09)

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “We ended 2019 with strong fourth quarter results. Sales for the quarter increased 7.7% to $237.8 million and the mix was weighted toward our higher margin products resulting in Aerospace operating margin of 18.9%, or 19.0% adjusted*. These results helped us to achieve the high end of our outlook for the year, with full year Aerospace operating margin of 17.1%, or 17.2% adjusted*. The planning and execution of our team allowed us to deliver a record 41,429 joint programmable fuzes in the year, and with JPF backlog of $356.8 million at year end, we expect record delivery levels again in 2020. We also saw record sales and orders for our specialty bearings products in 2019, led by our self-lubricating bearings. While we anticipate the grounding of Boeing’s 737MAX to impact our results in 2020, we expect to more than offset this impact with growth across our other specialty bearing and engineered products based on the increased order rates, which continued into 2020, and current backlog.

During the fourth quarter, we took initial steps towards reducing our general and administrative expenses and we remain focused on achieving our previously stated goal of reducing G&A expense across the organization near the high end of our estimated $15 million to $20 million range exiting 2020.

On January 3rd we closed the acquisition of Bal Seal Engineering. We welcome the Bal Seal employees to the Kaman family and look forward to the continued success of this business under our ownership. With the completion of this transaction and the integration of the operations underway, we are focused on continuing to deploy the capital we received from the sale of our distribution business. We end the year with more than $700 million of available cash and debt capacity and we are well positioned to execute on our long-term growth strategy of expanding our highly engineered product offerings. As we look to 2020, we expect top line organic growth, complemented by the addition of Bal Seal. Additionally, we will build off of our efforts in 2019 and continue the transformation of Kaman into a manufacturer of highly engineered products and components serving aerospace and defense, medical, and industrial markets."

Chief Financial Officer, Robert D. Starr, commented, "Cash flows provided by continuing operations of $42.5 million led to Free Cash Flow from Continuing Operations* for the year of $20.0 million. Impacting cash flow for the period was the significant sales ramp in the fourth quarter and the shift in timing of cash receipt for JPF DCS sales into 2020. Diluted earnings per share from continuing operations for the quarter was $1.22, or $0.80* when adjusted for the expense associated with our acquisition of Bal Seal, certain restructuring and corporate development expenses, and several other tax related items."

2020 Outlook

(in millions)	2019	2020 Outlook
	Actual	Low End	High End
Sales from continuing operations	$761.6	$860.0	$880.0

Operating Margins
Operating margin from continuing operations	7.0%	5.0%	6.7%
Operating margin impact of adjustments	2.6%	5.0%	4.8%
Operating margin from continuing operations, adjusted*	9.6%	10.0%	11.5%

Adjusted EBITDA
Earnings from continuing operations	$56.4	$38.5	$50.5
Adjustments	$42.9	$82.2	$85.8
Adjusted EBITDA* from continuing operations	$99.3	$120.7	$136.3
Adjusted EBITDA margin* from continuing operations	13.0%	14.0%	15.5%

Free Cash Flow
Operating cash flow from continuing operations	$42.5	$85.0	$95.0
Cash used for the purchase of property, plant and equipment	$(22.5)	$(25.0)	$(25.0)
Free Cash Flow* from continuing operations	$20.0	$60.0	$70.0

Commenting on the 2020 outlook, Mr. Starr stated, "We expect sales in the range of $860.0 to $880.0 million. We anticipate organic sales growth of 1.0% to 3.0%, despite the headwinds from 737MAX, and we expect Bal Seal to contribute approximately $95.0 million to our top line performance for the year. Consolidated operating margins of 5.0% to 6.7% will include costs related to the purchase accounting for Bal Seal of $32.0 million and costs related to our expense reduction efforts, corporate development activities, and transition services agreement totaling $10.3 million. Adjusted for these items, we expect consolidated operating margins in the range of 10.0% to 11.5%*. With depreciation and amortization expense of approximately $35 million, we expect to deliver Adjusted EBITDA margin* at the consolidated level in the range of 14.0% to 15.5%, a 175 basis point increase at the mid-point over our Adjusted EBITDA margin* for 2019. This anticipated improvement in Adjusted EBITDA margin* is due to the expected sales mix in the year, the addition of higher margin sales from Bal Seal, improved performance from our structures programs, and the partial benefit from our cost reduction efforts.

Finally, we expect earnings for 2020 to be weighted toward the second half of the year. Approximately 65% of our earnings will occur in the second half of the year, consistent with our earnings pattern in recent years."

Additional Financial Information

•	Expenses associated with the purchase accounting of Bal Seal of approximately $32 million

•	Depreciation and amortization expense of approximately $35 million

•	Net periodic pension benefit of approximately $16.5 million

•	Interest expense of approximately $15.0 million

•	Estimated annualized tax rate of 23.0%

Please see the MD&A section of the Company's Form 10-K filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, February 25, 2020, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 8789822; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 8789822. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.
More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales from continuing operations	$237,792	$220,859	$761,608	$735,994

Operating income from continuing operations:
Aerospace	$45,041	$41,748	$130,393	$94,357
Loss on sale of business	(3,739)	(5,722)	(3,739)	(5,722)
Net gain (loss) on sale of assets	114	(528)	(237)	1,031
Corporate expense	(26,576)	(11,379)	(73,006)	(56,703)
Operating income from continuing operations	$14,840	$24,119	$53,411	$32,963

Table 3. Depreciation and Amortization from continuing operations (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Depreciation and Amortization:
Aerospace	$5,766	$5,945	$22,697	$24,506
Corporate	780	850	3,157	3,369
Consolidated Total	$6,546	$6,795	$25,854	$27,875

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and twelve-month fiscal periods ended December 31, 2019 and December 31, 2018, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Organic Sales from continuing operations (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales	$237,792	$220,859	$761,608	$735,994
Acquisition Sales	—	—	—	—
Organic Sales	$237,792	$220,859	$761,608	$735,994

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's for the period presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net, non-service pension and post retirement benefit expense (income), and certain items that are not indicative of the operating performance of the Company for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and twelve-month fiscal periods ended December 31, 2019 and December 31, 2018. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Adjusted EBITDA from continuing operations (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$237,792	$220,859	$761,608	$735,994

Earnings from continuing operations, net of tax	$34,105	$15,632	$56,446	$15,877

Interest expense, net	2,607	4,639	17,202	20,046
Income tax (benefit) expense	(19,103)	6,883	(15,859)	9,259
Non-service pension and post retirement benefit income	(98)	(3,084)	(396)	(12,127)
Other expense (income), net	58	49	(309)	(92)
Depreciation and amortization	6,546	6,795	25,854	27,875
Other Adjustments:
Restructuring and severance costs	1,005	2,642	1,558	7,353
Non-cash intangible asset impairment charge	—	—	—	10,039
Non-cash write-off of inventory	—	—	—	709
Employee tax-related matters in foreign operations	—	1,761	—	3,040
Cost associated with corporate development activities	7,097	30	10,090	1,081
Costs from transition services agreement	3,519	—	4,673	—
Income from transition services agreement	(2,729)	—	(3,673)	—
Loss on sale of U.K. Tooling business	3,739	5,722	3,739	5,722
Loss on sale of assets and liabilities of Engineering Services business	—	661	—	661
Gain on the sale of land	—	—	—	(1,520)
Adjustments	$2,641	$26,098	$42,879	$72,046

Adjusted EBITDA from continuing operations	$36,746	$41,730	$99,325	$87,923
Adjusted EBITDA margin	15.5%	18.9%	13.0%	11.9%

Outlook - Adjusted EBITDA from continuing operations (in millions)

	2020 Outlook
	Low	High
Adjusted EBITDA from continuing operations
2020 Outlook
Sales from continuing operations	$860.0	$880.0

Earnings from continuing operations, net of tax	$38.5	$50.5

Interest expense, net	15.0	15.0
Income tax (benefit) expense	11.5	15.1
Net Periodic Pension Benefit	(16.5)	(16.5)
Other expense (income), net	1.5	1.5
Depreciation and amortization	35.0	35.0
Other Adjustments:
Bal Seal Purchase Accounting - Inventory Step-up	9.2	9.2
Bal Seal Purchase Accounting - Compensation Expense	22.8	22.8
Cost associated with corporate development activities	1.5	1.5
Costs from transition services agreement, net of income received	2.2	2.2
Total Adjustments	$82.2	$85.8

Adjusted EBITDA from continuing operations	$120.7	$136.3
Adjusted EBITDA margin	14.0%	15.5%

Free Cash Flow from continuing operations - Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities from continuing operations” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow from continuing operations provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow from continuing operations internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Free Cash Flow from continuing operations (in thousands)
	For the Twelve Months Ended	For the Nine Months Ended	For the Three Months Ended
	December 31, 2019	September 27, 2019	December 31, 2019
Net cash provided by operating activities from continuing operations	$42,488	$11,336	$31,152
Expenditures for property, plant & equipment	(22,447)	(17,411)	(5,036)
Free Cash Flow from continuing operations	$20,041	$(6,075)	$26,116

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”.

Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Debt to Capitalization Ratio (in thousands) (unaudited)
	December 31, 2019	December 31, 2018
Current portion of long-term debt	$—	$9,375
Long-term debt, excluding current portion	181,622	284,256
Debt	$181,622	$293,631
Total shareholders' equity	823,202	633,157
Capitalization	$1,004,824	$926,788
Debt to Capitalization Ratio	18.1%	31.7%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 24, 2020.

Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Adjustments to Earnings from Continuing Operations
Restructuring and severance costs	$1,005	$2,642	$1,558	$7,353
Costs associated with corporate development activities	7,097	30	10,090	1,081
Loss on sale of U.K. Tooling business	3,739	5,722	3,739	5,722
Costs from transition services agreement	3,519	—	4,673	—
Income from transition services agreement	(2,729)	—	(3,673)	—
Tax benefit from change in state tax laws	—	—	(2,137)	—
Tax benefit of foreign derived income included in discontinued operations	3,360	—	3,360	—
Tax benefit from change in U.K. entity tax classification	(25,710)	—	(25,710)	—
Non-cash non-taxable intangible assets impairment charge	—	—	—	10,039
Non-cash non-taxable write-off of inventory	—	—	—	709
Employee tax-related matters in foreign operations	—	1,761	—	3,040
Loss on sale of assets and liabilities of Engineering Services business	—	661	—	661
Gain on the sale of land	—	—	—	(1,520)

Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Adjustments, pre tax	$(9,719)	$10,816	$(8,100)	$27,085

Tax Effect of Adjustments to Earnings from Continuing Operations
Restructuring and severance costs	$212	$808	$328	$2,706
Costs associated with corporate development activities	1,496	9	2,124	398
Loss on sale of U.K. Tooling business	—	—	—	—
Costs from transition services agreement	742	—	984	—
Income from transition services agreement	(575)	—	(773)	—
Tax benefit from change in state tax laws	—	—	—	—
Tax benefit of foreign derived income included in discontinued operations	—	—	—	—
U.K. entity classification election for tax purposes	—	—	—	—
Non-cash non-taxable intangible assets impairment charge	—	—	—	—
Non-cash non-taxable write-off of inventory	—	—	—	—
Employee tax-related matters in foreign operations	—	538	—	1,119
Loss on sale of assets and liabilities of Engineering Services business	—	202	—	243
Gain on the sale of land	—	—	—	(559)
Tax effect of Adjustments	$1,875	$1,557	$2,663	$3,907

Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Adjustments to Earnings from Continuing Operations, net of tax
GAAP Earnings from continuing operations, as reported	$34,105	$15,632	$56,446	$15,877
Restructuring and severance costs	793	1,834	1,230	4,647
Costs associated with corporate development activities	5,601	21	7,966	683
Loss on sale of U.K. Tooling business	3,739	5,722	3,739	5,722
Costs from transition services agreement	2,777	—	3,689	—
Income from transition services agreement	(2,154)	—	(2,900)	—
Tax benefit from change in state tax laws	—	—	(2,137)	—
Tax benefit of foreign derived income included in discontinued operations	3,360	—	3,360	—
U.K. entity classification election for tax purposes	(25,710)	—	(25,710)	—
Non-cash non-taxable intangible assets impairment charge	—	—	—	10,039
Non-cash non-taxable write-off of inventory	—	—	—	709
Employee tax-related matters in foreign operations	—	1,223	—	1,921
Loss on sale of assets and liabilities of Engineering Services business	—	459	—	418
Gain on the sale of land	—	—	—	(961)
Adjusted Earnings from continuing operations	$22,511	$24,891	$45,683	$39,055

Calculation of Adjusted Diluted Earnings per Share from Continuing Operations
GAAP diluted earnings per share from continuing operations	$1.22	$0.56	$2.01	$0.56
Restructuring and severance costs at Aerospace	0.03	0.07	0.04	0.16
Costs associated with corporate development activities	0.20	—	0.29	0.02
Loss on sale of U.K. Tooling business	0.13	0.20	0.13	0.20
Costs from transition services agreement	0.10	—	0.13	—
Income from transition services agreement	(0.08)	—	(0.10)	—
Tax benefit from change in state tax laws	—	—	(0.07)	—
Tax benefit of foreign derived income included in discontinued operations	0.12	—	0.12	—
U.K. entity classification election for tax purposes	(0.92)	—	(0.92)	—
Non-cash non-taxable intangible assets impairment charge	—	—	—	0.36
Non-cash non-taxable write-off of inventory	—	—	—	0.03
Employee tax-related matters in foreign operations	—	0.04	—	0.07
Loss on sale of assets and liabilities of Engineering Services business	—	0.02	—	0.01
Gain on the sale of land	—	—	—	(0.03)
Adjusted Diluted Earnings per Share from continuing operations	$0.80	$0.89	$1.63	$1.38
Diluted weighted average shares outstanding	28,056	28,119	28,092	28,223

Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations - Adjusted Net Sales from continuing operations is defined as net sales from continuing operations, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income from continuing operations is defined as operating income from continuing operations, less items that are not indicative of the operating performance of the Company for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations to evaluate performance period over period, to analyze underlying trends and to assess our performance relative to our competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income from continuing operations to the Consolidated Financial Statements included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 24, 2020.

Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$237,792	$220,859	$761,608	$735,994
GAAP Operating income - Aerospace segment	$45,041	$41,748	$130,393	$94,357
% of GAAP net sales	18.9%	18.9%	17.1%	12.8%
Restructuring and severance costs	78	2,305	631	7,016
Non-cash non-taxable intangible assets impairment charge	—	—	—	10,039
Non-cash non-taxable write-off of inventory	—	—	—	709
Employee tax-related matters in foreign operations	—	1,761	—	3,040
Adjusted Operating Income - Aerospace segment	$45,119	$45,814	$131,024	$115,161
% of GAAP net sales	19.0%	20.7%	17.2%	15.6%
CORPORATE EXPENSE:
GAAP Corporate Expense	$(26,576)	$(11,379)	$(73,006)	$(56,703)
Restructuring and severance costs	927	337	927	337
Costs associated with corporate development activities	7,097	30	10,090	1,081
Costs from transition services agreement	3,519	—	4,673	—
Adjusted Corporate Expense	$(15,033)	$(11,012)	$(57,316)	$(55,285)
CONSOLIDATED OPERATING INCOME:
Net Sales from continuing operations	$237,792	$220,859	$761,608	$735,994
GAAP - Operating income from continuing operations	$14,840	$24,119	$53,411	$32,963
% of GAAP net sales	6.2%	10.9%	7.0%	4.5%
Restructuring and severance costs	1,005	2,642	1,558	7,353
Costs associated with corporate development activities	7,097	30	10,090	1,081
Costs from transition services agreement	3,519	—	4,673	—
Non-cash non-taxable intangible assets impairment charge	—	—	—	10,039
Non-cash non-taxable write-off of inventory	—	—	—	709
Employee tax-related matters in foreign operations	—	1,761	—	3,040
Loss on sale of U.K. Tooling business	3,739	5,722	3,739	5,722
Loss on sale of assets and liabilities of Engineering Services business	—	661	—	661
Gain on sale of land	—	—	—	(1,520)
Adjusted Operating Income	$30,200	$34,935	$73,471	$60,048
% of GAAP net sales	12.7%	15.8%	9.6%	8.2%

Outlook - Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In millions) (unaudited)
	2020 Outlook
	Low	High
OPERATING INCOME FROM CONTINUING OPERATIONS
Net Sales from Continuing Operations	$860.0	$880.0
GAAP - Operating income from Continuing Operations	$43.4	$59.0
Operating margin from Continuing Operations	5.0%	6.7%
Adjustments
Bal Seal Purchase Accounting - Inventory Step-up	$9.2	$9.2
Bal Seal Purchase Accounting - Compensation Expense	22.8	22.8
Cost associated with corporate development activities	1.5	1.5
Costs from transition services agreement	8.8	8.8
Adjusted Operating Income from Continuing Operations	$85.7	$101.3
Operating margin from continuing operations, adjusted	10.0%	11.5%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the sale of our former Distribution business; (ii) risks related to Kaman's performance of its obligations under the transition services agreement entered into in connection with the sale of our former Distribution business and disruption of management time from ongoing business operations relating thereto; (iii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (iv) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (v) changes in geopolitical conditions in countries where the Company does or intends to do business; (vi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (viii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (ix) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (x) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xv) the accuracy of current cost estimates associated with environmental remediation activities; (xvi) the profitable integration of acquired businesses into the Company's operations; (xvii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xviii) changes in supplier sales or vendor incentive policies; (xix) the ability of our suppliers to satisfy their performance obligations; (xx) the effects of price increases or decreases; (xxi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxii) future levels of indebtedness and capital expenditures; (xxiii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiv) the effects of currency exchange rates and foreign competition on future operations; (xxv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvi) the effects, if any, of the United Kingdom's exit from the European Union; (xxvii) future repurchases and/or issuances of common stock; (xxviii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxix) the ability to recruit and retain skilled employees; and (xxx) other risks and uncertainties set forth herein and in our 2019 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan
V.P., Investor Relations and Business Development
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales	$237,792	$220,859	$761,608	$735,994
Cost of sales	165,230	147,851	520,803	508,677
Gross profit	72,562	73,008	240,805	227,317
Selling, general and administrative expenses	49,573	39,997	177,187	172,271
Other intangible assets impairment (Note 12)	—	—	—	10,039
Costs from transition services agreement (Note 3)	3,519	—	4,673	—
Restructuring costs (Note 5)	1,005	2,642	1,558	7,353
Loss on sale of business (Note 5)	3,739	5,722	3,739	5,722
Net loss (gain) on sale of assets	(114)	528	237	(1,031)
Operating income	14,840	24,119	53,411	32,963
Interest expense, net	2,607	4,639	17,202	20,046
Non-service pension and post retirement benefit income	(98)	(3,084)	(396)	(12,127)
Income from transition services agreement (Note 3)	(2,729)	—	(3,673)	—
Other expense (income), net	58	49	(309)	(92)
Earnings from continuing operations before income taxes	15,002	22,515	40,587	25,136
Income tax (benefit) expense	(19,103)	6,883	(15,859)	9,259
Earnings from continuing operations, net of tax	34,105	15,632	56,446	15,877
Earnings from discontinued operations before gain on disposal, net of tax	3,787	7,945	29,027	38,292
Gain on disposal of discontinued operations, net of tax	1,570	—	124,356	—
Total earnings from discontinued operations, net of tax	5,357	7,945	153,383	38,292
Net earnings	$39,462	$23,577	$209,829	$54,169

Earnings per share:
Basic earnings per share from continuing operations	$1.22	$0.56	$2.02	$0.57
Basic earnings per share from discontinued operations	0.19	0.28	5.49	1.37
Basic earnings per share	$1.41	$0.84	$7.51	$1.94
Diluted earnings per share from continuing operations	$1.22	$0.56	$2.01	$0.56
Diluted earnings per share from discontinued operations	0.19	0.28	5.46	1.36
Diluted earnings per share	$1.41	$0.84	$7.47	$1.92
Average shares outstanding:
Basic	27,922	27,951	27,936	27,945
Diluted	28,056	28,119	28,092	28,223

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$471,540	$25,895
Accounts receivable, net	156,492	149,338
Contract assets	121,614	99,261
Contract costs, current portion	6,052	5,993
Inventories	156,353	131,569
Income tax refunds receivable	8,069	1,752
Assets held for sale, current portion	—	351,261
Other current assets	16,368	8,036
Total current assets	936,488	773,105
Property, plant and equipment, net of accumulated depreciation of $210,549 and $192,285, respectively	140,450	137,112
Operating right-of-use asset, net	15,159	—
Goodwill	195,314	196,161
Other intangible assets, net	53,439	58,567
Deferred income taxes	35,240	38,040
Contract costs, noncurrent portion	6,099	10,666
Assets held for sale, noncurrent portion	—	229,238
Other assets	36,754	31,173
Total assets	$1,418,943	$1,474,062
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$—	$9,375
Accounts payable – trade	70,884	56,826
Accrued salaries and wages	43,220	32,795
Contract liabilities, current portion	42,942	28,865
Operating lease liabilities, current portion	4,306	—
Income taxes payable	4,722	139
Liabilities held for sale, current portion	—	131,047
Other current liabilities	37,918	39,429
Total current liabilities	203,992	298,476
Long-term debt, excluding current portion, net of debt issuance costs	181,622	284,256
Deferred income taxes	6,994	7,146
Underfunded pension	97,246	104,988
Contract liabilities, noncurrent portion	37,855	78,562
Operating lease liabilities, noncurrent portion	11,617	—
Liabilities held for sale, noncurrent portion	—	15,602
Other long-term liabilities	56,415	51,875
Commitments and contingencies (Note 19)
Shareholders’ equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,058,455 and 29,544,714 shares issued, respectively	30,058	29,545
Additional paid-in capital	228,153	200,474
Retained earnings	820,666	610,103
Accumulated other comprehensive income (loss)	(150,893)	(134,898)
Less 2,219,332 and 1,672,917 shares of common stock, respectively, held in treasury, at cost	(104,782)	(72,067)
Total shareholders’ equity	823,202	633,157
Total liabilities and shareholders’ equity	$1,418,943	$1,474,062

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Twelve Months Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net earnings	$209,829	$54,169
Less: Total earnings from discontinued operations, net of tax	153,383	38,292
Earnings from continuing operations, net of tax	56,446	15,877
Adjustments to reconcile earnings from continuing operations, net of tax to net cash provided by operating activities:
Depreciation and amortization	25,854	27,875
Amortization of debt issuance costs	1,996	1,806
Accretion of convertible notes discount	2,760	2,596
Provision for doubtful accounts	788	767
Loss on sale of business	3,971	5,722
Net loss (gain) on sale of assets	237	(1,031)
Other intangible assets impairment	—	10,039
Net loss (gain) on derivative instruments	302	829
Stock compensation expense	4,669	5,484
Non-cash consideration received for aircraft sale	(3,100)	—
Deferred income taxes	182	7,834
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(8,173)	(6,020)
Contract assets	(21,994)	(24,294)
Contract costs	4,506	(5,834)
Inventories	(25,129)	7,135
Income tax refunds receivable	(6,296)	1,136
Operating right-of-use assets	3,390	—
Other assets	(6,108)	(2,944)
Accounts payable - trade	14,034	10,807
Contract liabilities	(26,638)	96,430
Operating lease liabilities	(3,423)	—
Other current liabilities	6,085	(374)
Income taxes payable	7,888	(2,393)
Pension liabilities	4,170	(38,179)
Other long-term liabilities	6,071	5,446
Net cash provided by operating activities from continuing operations	42,488	118,714
Net cash (used in) provided by operating activities of discontinued operations	(50,288)	43,654
Net cash (used in) provided by operating activities	(7,800)	162,368

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Twelve Months Ended
	December 31, 2019	December 31, 2018
Cash flows from investing activities:
Proceeds from sale of assets	196	2,138
Proceeds from sale of discontinued operations	655,030	—
Expenditures for property, plant & equipment	(22,447)	(21,504)
Other, net	(4,463)	(3,172)
Net cash provided by (used in) investing activities of continuing operations	628,316	(22,538)
Net cash used in investing activities of discontinued operations	(9,838)	(7,423)
Net cash provided by (used in) investing activities	618,478	(29,961)
Cash flows from financing activities:
Net repayments under revolving credit agreements	(38,500)	(98,087)
Debt repayment	(76,875)	(7,500)
Repayment of convertible notes	(500)	—
Net change in bank overdraft	886	(279)
Proceeds from exercise of employee stock awards	19,676	7,351
Purchase of treasury shares	(30,060)	(19,278)
Dividends paid	(22,343)	(22,349)
Debt and equity issuance costs	(3,584)	—
Other	(1,413)	(1,003)
Net cash used in financing activities of continuing operations	(152,713)	(141,145)
Net cash provided by (used in) financing activities of discontinued operations	7,967	(217)
Net cash used in financing activities	(144,746)	(141,362)
Net increase (decrease) in cash and cash equivalents	465,932	(8,955)
Cash and cash equivalents of discontinued operations	(21,834)	(1,816)
Effect of exchange rate changes on cash and cash equivalents	(269)	(238)
Cash and cash equivalents at beginning of period	27,711	36,904
Cash and cash equivalents at end of period	$471,540	$25,895